UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

BILL Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100

San Jose, California 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Unregistered Offering of Convertible Notes

On December 6, 2024, BILL Holdings, Inc. (the “Company”) completed its previously announced sale of $1.4 billion aggregate principal amount of 0% Convertible Senior Notes due 2030 (the “Notes”), in a private placement in reliance on Section 4(a)(2) of the Securities Act, to the Initial Purchasers (as defined below) for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The sale includes the exercise in full by the Initial Purchasers of their option to purchase an additional $150.0 million aggregate principal amount of Notes.

The aggregate net proceeds from the offering of the Notes were approximately $1.38 billion, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company used (i) approximately $93.0 million of the net proceeds to pay the cost of the capped call transactions described below, (ii) approximately $130.8 million of the net proceeds to repurchase approximately $133.9 million aggregate principal amount of its outstanding 0% Convertible Senior Notes due 2025 (the “2025 Notes”), (iii) approximately $408.6 million of the net proceeds to repurchase approximately $451.5 million aggregate principal amount of its outstanding 0% Convertible Senior Notes due 2027 (the “2027 Notes” and, together with the 2025 Notes, the “Existing Notes”), and (iv) approximately $200.0 million of the net proceeds to repurchase 2,260,397 shares of the Company’s common stock, par value $0.00001 per share (the “common stock”), in privately negotiated transactions. The Company intends to use the remaining net proceeds from the offering for general corporate purposes, which may include additional repurchases of the Existing Notes from time to time following the offering, or the repayment at maturity, of the Existing Notes, additional repurchases of the common stock, working capital, capital expenditures, and potential acquisitions and strategic transactions.

Indenture

The Notes were issued pursuant to an Indenture, dated as of December 6, 2024 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (“Computershare”). The Notes are senior, unsecured obligations of the Company. The Notes will not bear regular cash interest and the principal amount of the Notes will not accrete. The Notes mature on April 1, 2030 unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The Company may not redeem the Notes prior to December 1, 2027. The Company may redeem for cash all or part of the Notes, at its option, on or after December 1, 2027, if certain conditions are met. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

1.

failure by the Company to pay the principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

2.	failure by the Company to pay the special interest, if any, on any Note when due and payable and such failure continues for a period of 30 days;

3.	failure by the Company to convert any Note in accordance with the Indenture upon exercise of a holder’s conversion right for a period of three business days;

4.	failure by the Company to provide timely notice, upon certain events, as described in the Indenture when due;

5.	failure by the Company to comply with certain of its obligations under the Indenture;

6.	failure by the Company to perform any other agreement required of the Company in the Indenture and such failure continues for 60 days after notice is given in accordance with the Indenture;

7.

any indebtedness, other than non-recourse indebtedness (as defined in the Indenture) for money borrowed by the Company or one of the Company’s significant subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $85,000,000 (or its foreign currency equivalent) that is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration that is not cured or rescinded, within 30 days after written notice as provided in the Indenture; and

8.	specified events in bankruptcy, insolvency or reorganization of the Company or any of the Company’s Significant Subsidiaries.

The Notes are convertible into cash, shares of common stock, or a combination thereof, at the Company’s election, at an initial conversion rate of 8.3718 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $119.45 per share of common stock, subject to adjustment, with a maximum conversion rate of 11.3019 per $1,000 principal amount of Notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding January 1, 2030, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) or in connection with any optional redemption are, under certain circumstances, entitled to an increase in the conversion rate.

Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid special interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes at their option prior to 5:00 p.m., New York City time, on the business day immediately preceding January 1, 2030, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2024 (and only during such calendar quarter), if the last reported sale price of common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•

during the five-business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that five-day consecutive trading day period was less than 98% of the product of the last reported sale price of common stock and the conversion rate of the Notes on such trading day;

•	if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events.

On or after January 1, 2030, a holder of the Notes may convert all or any portion of its Notes at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Copies of the Indenture and the form of the Notes are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The description of the Indenture and Notes contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text in the exhibit.

Capped Call Transactions

On December 3, 2024, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Barclays Bank PLC (through its agent Barclays Capital Inc.), Bank of Montreal (through its agent BMO Capital Markets Corp.), Royal Bank of Canada (through its agent RBC Capital Markets, LLC), Truist Bank, and UBS AG, London Branch (represented by UBS Securities LLC as its agent) (collectively, the “Capped Call Counterparties”). In addition, on December 4, 2024, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Capped Call Counterparties. The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of common stock underlying the Notes. The Capped Call Transactions are expected generally to offset potential dilution to holders of common stock upon any conversion of the Notes and/or reduce any cash payments that the Company could be required to make in excess of the principal amount of any converted Notes upon conversion thereof, with such offset subject to a cap.

The Company expects that, in connection with establishing their initial hedges of the Capped Call Transactions, the Capped Call Counterparties and/or their respective affiliates will purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the Notes at that time.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or any other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) during the observation period for conversions of Notes on or following January 1, 2030, (y) following any conversion of Notes prior to January 1, 2030 or in connection with any repurchase or redemption of the Notes, to the extent the Company unwinds a corresponding portion of the capped call transactions, and (z) if the Company otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of such Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes, and will not change any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The form of the capped call transaction confirmation (the “Capped Call Confirmation”) is attached hereto as Exhibit 10.1 and is incorporated by reference. The description of the Capped Call Confirmation contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the Notes is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 8.01 of this Current Report on Form 8-K that relates to the unregistered sale of the Notes and the shares of common stock issuable upon conversion of the Notes is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

Purchase Agreement

On December 3, 2024, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with J.P.

Morgan Securities LLC, Goldman Sachs & Co. LLC, and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of the Notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of the common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Existing Note Repurchases and Share Repurchases

On December 3, 2024, the Company entered into various repurchase transactions with certain holders of the 2025 Notes to repurchase, for approximately $130.8 million in cash, approximately $133.9 million aggregate principal amount of the 2025 Notes, excluding accrued and unpaid special interest on the 2025 Notes, on terms negotiated with each holder, and with certain holders of the 2027 Notes to repurchase, for approximately $408.6 million in cash, approximately $451.5 million aggregate principal amount of the 2027 Notes, excluding accrued and unpaid special interest on the 2027 Notes, on terms negotiated with each holder (each, an “Existing Note Repurchase”). In addition, the Company also used approximately $200.0 million of the net proceeds from the offering to repurchase 2,260,397 shares of its common stock from purchasers of Notes in the offering in privately negotiated transactions with or through one of the initial purchasers or its affiliates concurrently with the pricing of the Notes (the “Share Repurchases”), and the purchase price per share of common stock repurchased in the Share Repurchases was equal the closing price per share of the common stock on December 3, 2024, which was $88.48 per share. The Existing Note Repurchases and the Share Repurchases are expected to be settled on or about December 6, 2024.

On December 6, 2024, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of December 6, 2024, between the Company and Computershare Trust Company, N.A. (including form of 0% Convertible Senior Note due 2030).

10.1	Form of Capped Call Confirmation.

99.1	Press Release, dated December 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL HOLDINGS, INC.

Date: December 6, 2024	By:	/s/ John Rettig
John Rettig
President and Chief Financial Officer